                                                                  Exhibit (a)(2)

                             LETTER OF TRANSMITTAL

                     TO TENDER CERTIFICATE(S) REPRESENTING
                           SHARES OF COMMON STOCK OF

                            SEAGATE SOFTWARE, INC.

   All Seagate Software stockholders (including those exercising Seagate Software stock options by way of the Special Exercise Notice) who wish to participate in the Seagate Technology Exchange Offer (i.e. exchange their shares of Seagate Software for shares of Seagate Technology common stock) as outlined in the enclosed Seagate Technology Offering Circular/Prospectus, must complete this Letter of Transmittal.

   Upon completion send the Letter of Transmittal, along with any applicable stock certificates in the enclosed blue envelope to:

               HARRIS TRUST COMPANY OF NEW YORK, EXCHANGE AGENT

                                                     By Hand
            By Mail:                         Or By Overnight Courier:

Harris Trust Company of New York        Harris Trust Company of New York
         P. O. Box 1023                          Receive Window
 New York, New York 10268-1023                  Wall Street Plaza
                                           88 Pine Street, 19th Floor
                                            New York, New York 10005

   You must complete the following section in order to inform the exchange agent of the number of shares you wish to tender in the Seagate Technology Exchange Offer. You may tender any or all shares that you currently own, or that you would be due to receive as a result of exercising your vested options using the enclosed Special Exercise Notice.

   The first two columns are used to provide information about the stock certificate(s) or stock option grant(s) affected. The third column is used to identify how many shares from each certificate or grant you wish to tender for exchange. This information is necessary as you are under no obligation to exchange all shares from a certificate or grant. If you are uncertain of the number of shares you are entitled to receive after shares are withheld to cover the exercise price and any applicable taxes, and you wish to tender for exchange the maximum number of shares available, you may write "maximum" in the third column.

 Name(s) and
 Address(es)
     of                  Seagate Software, Inc.
 Registered   Certificate(s) or Option Grant(s) Surrendered
  Owner(s)        (Attach additional signed schedule if
   (Please                     necessary)
  provide)                 (See Instruction 1)
-----------------------------------------------------------
                            Maximum Number
                               of Shares       Number of
              Certificate   Represented by     Shares per
 Name:         No(s). or   Certificate(s) or Certificate or
              Option Grant   Stock Option     Grant to be
 Address:        No(s).        Grant(s)        Exchanged
              ---------------------------------------------
              ----------------------------------
              ----------------------------------
              ----------------------------------
              ----------------------------------
              ----------------------------------
              Total Shares

        The Offer will expire at 12:00 midnight, New York City time on June 7, 1999, unless the Offer is extended.

           DO NOT SEND STOCK CERTIFICATES TO SEAGATE SOFTWARE, INC.
                     For Information call: (212) 701-7624
    Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.
             PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

   In accordance with the Offering Circular/Prospectus dated as of April 23, 1999 (the Offering Circular) relating to the offer to exchange shares of common stock of Seagate Software, Inc., par value $0.01 per share (the Seagate Software Common Stock) for shares of common stock of Seagate Technology, Inc., par value $0.01 per share (the Seagate Technology Common Stock), the undersigned hereby surrenders to you, as Exchange Agent, the certificate(s) described above representing Seagate Software Common Stock, each such share to be exchanged for Seagate Technology Common Stock in accordance with the exchange rate described in the Offering Circular. The exchange of Seagate Software Common Stock for Seagate Technology Common Stock, as described in the Offering Circular, is hereinafter referred to as the "Exchange Offer."

   The undersigned holder acknowledges that in order to exercise vested options to purchase shares of Seagate Software Common Stock and tender such shares in the Exchange Offer, the undersigned must read and follow Instruction 2 of the accompanying instructions.

   The undersigned hereby acknowledges that if any percentage of the Seagate Software Common Stock hereby surrendered by the undersigned is subject to a right of repurchase in favor of Seagate Software, then the same percentage of Seagate Technology Common Stock to be received by the undersigned in the Exchange Offer will remain subject to a right of repurchase in favor of Seagate Software. The stock certificates that represent Seagate Technology Common Stock subject to repurchase by Seagate Software will be held by Seagate Software and such right to repurchase will lapse in accordance with the stock purchase agreement between the undersigned and Seagate Software. If you are surrendering shares of Seagate Software Common Stock that are subject to a right of repurchase in favor of Seagate Software, you must complete and return this Letter of Transmittal to Seagate Software at the address listed in Instruction 2 to this Letter of Transmittal.

   The undersigned hereby surrenders to Seagate Technology all right, title, and interest in and to the Seagate Software Common Stock hereby surrendered and irrevocably constitutes and appoints Harris Trust Company of New York (the Exchange Agent) as the lawful attorney-in-fact of the undersigned, with full power of substitution, to deliver such Seagate Software Common Stock, together with all accompanying evidence of authority, to Seagate Technology and to effect the cancellation of such Seagate Software Common Stock on the books of Seagate Software. The undersigned represents that the undersigned has full power and authority to surrender such Seagate Software Common Stock and that the undersigned holds good and marketable title to such Seagate Software Common Stock, free and clear of all liens, charges, encumbrances, and adverse claims. The undersigned, upon request, will execute any additional documents necessary to complete the surrender of such Seagate Software Common Stock.

NOTE: DO NOT SIGN STOCK CERTIFICATE(S) UNLESS YOU ARE COMPLETING SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS BELOW

[_] If any of the certificates representing Seagate Software Common Stock that you own have been lost or destroyed, check this box and see instruction 10.

   Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of Seagate Software Common Stock represented by the
lost or destroyed certificates.                 (Number of Shares)


    SPECIAL ISSUANCE INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS
         (See Instruction 5)


                                              Fill in ONLY if Seagate
    Fill in ONLY if Seagate                Technology Stock Certificate is to
 Technology Stock Certificate is to        be delivered to someone other than
 be issued in a name other than the        the undersigned or to the
 name appearing above:                     undersigned at an address other
                                           than that shown above.

    Register and issue the Seagate
 Technology Stock Certificate in
 the name of:

                                              Deliver certificate(s) and
                                           check(s) to:


 Name: _____________________________       Name: _____________________________
 ___________________________________       (Please Print First, Middle & Last
 (Please Print First, Middle & Last                       Name)
                Name)

                                           Address: __________________________

 Address: __________________________               (Number and Street)

         (Number and Street)
                                           ___________________________________

 ___________________________________            (City, State & Zip Code)

      (City, State & Zip Code)

 ___________________________________
 (Taxpayer Identification or Social
          Security Number)


   The undersigned acknowledges and understands that no fractional shares of Seagate Technology Common Stock will be issued as a result of the Exchange Offer and that the number of shares of Seagate Technology Common Stock to be received by the undersigned in the Exchange Offer will be rounded down to the nearest whole number of shares.

   All authority conferred herein or agreed to be conferred shall survive the death or incapacity of the above signatory and any obligation of the signatory shall be binding upon the heirs, personal representatives, successors and assigns of the signatory.

   Please issue a certificate representing the Seagate Technology Common Stock (the Seagate Technology Stock Certificate) issuable in exchange for the surrendered Seagate Software Common Stock, in the name(s) shown in the first box appearing above and deliver such Seagate Technology Stock Certificate and check by mail to the address(es) indicated in that box, UNLESS contrary instructions are given in the Special Issuance Instructions and/or Special Delivery Instructions boxes above.

         NOTE: ALL STOCKHOLDERS MUST SIGN IN THE SPACE PROVIDED BELOW.

 ___________________________________       ___________________________________
  (Signature(s) of Stockholder(s))          (Signature(s) of Stockholder(s))

 Dated: _____________________ , 199

 (Must be signed by the registered Holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered Holder(s) by certificates and documents transmitted herewith. If signature is by attorneys-in-fact, executors, administrators, trustees, guardians, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 4 attached hereto.)

 Name(s): __________________________

 ___________________________________
           (Please Print)

 Capacity: _________________________

 Address: __________________________

 Telephone Number: _________________

 (Taxpayer Identification or
 Social Security Number): __________



                  PLEASE NOTE THAT UNDER CERTAIN CIRCUMSTANCES
                        SIGNATURE(S) MUST BE GUARANTEED
                              (See Instruction 5)

 Signature(s) Guaranteed: __________

 By: _______________________________

    The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with members in an approved signature guaranty medallion program) pursuant to the Securities and Exchange Commission Rule 17Ad-15.

                              U.S. Taxpayors Only

 SUBSTITUTE               Part 1--PLEASE PROVIDE YOUR      ___________________
 Form W-9                 TAXPAYER IDENTIFICATION NUMBER         Taxpayer
 (See Instruction 9)      (TIN) IN THE BOX AT THE RIGHT       Identification
                          AND CERTIFY BY SIGNING AND              Number,
 Department of the        DATING BELOW.                       Social Security
 Treasury                                                        Number or
 Identification Number                                           Employer
 (TIN)                                                        Identification
                                                                  Number
 Payor's Request for     ------------------------------------------------------
 Taxpayer                 Part 2--Check this box if you are NOT subject to
 Identification Number    withholding under the provisions of Section
 (TIN)                    3406(a)(1)(C) of the Internal Revenue Code because
                          (1) you have not been notified that you are subject
                          to backup withholding as a result of failure to re-
                          port all interest or dividends or (2) the Internal
                          Revenue Service has notified you that you are no
                          longer subject to backup withholding.
                         ------------------------------------------------------
                          CERTIFICATION--UNDER THE LAWS OF PER-      Part 3--
                          JURY, I CERTIFY THAT THE INFORMATION       Awaiting
                          PROVIDED ON THIS FORM IS TRUE, COR-          TIN
                          RECT, AND COMPLETE

                          SIGNATURE __________________ DATE __________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
                       IN PART 3 OF SUBSTITUTE FORM W-9


            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

 __________________________________________        ___________________________
                 Signature                                    Date

                                 INSTRUCTIONS

     Forming part of the Terms and Conditions of the Letter of Transmittal

   1. Use of the Letter of Transmittal. The Letter of Transmittal, duly completed and signed, together with all the surrendered certificates of Seagate Software Common Stock and any other document required by these instructions, should be sent by mail or delivered by hand or overnight courier to the Exchange Agent at the appropriate address set forth on the front of the Letter of Transmittal. Your completed Letter of Transmittal, along with your certificates representing shares of Seagate Software Common Stock, must be received by the Exchange Agent prior to 12:00 midnight, New York City time, on June 7, 1999. THE METHOD OF DELIVERY IS AT THE ELECTION AND RISK OF THE STOCKHOLDER, BUT IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. A return envelope is enclosed for your convenience. If the certificates are delivered by hand or overnight courier, respectively, delivery must be made to Harris Bank and Trust Company of New York, to the appropriate address set forth on page 1 of this Letter of Transmittal.

   2. Exercise of Options. Each holder of a vested option to purchase a share of Seagate Software Common Stock (each a "Seagate Software Option") may exercise such vested option and participate in the Exchange Offer as a stockholder of Seagate Software. In order to participate in the Exchange Offer, the holder of a Seagate Software Option must: (i) complete this Letter of Transmittal, (ii) follow the instructions contained in the Special Exercise Instruction Letter (Attachment A), and (iii) send the completed Letter of Transmittal and the completed Special Exercise Notice included with your package of documents to: Seagate Software, Inc., 915 Disc Drive, Scotts Valley, California 95066, attention: Roberta Cohen for receipt prior to 12:00 midnight New York City time on June 7, 1999. A pre-addressed envelope is provided. Upon receipt of the above-referenced documents, Seagate Software will authorize the exchange of your Seagate Software Options for Seagate Technology Common Stock by countersigning the Option Exercise and Exchange Notice and sending it along with other necessary documents to the Exchange Agent.

   3. Electronic Delivery of Seagate Technology Shares. If you would like to have the shares of Seagate Technology Common Stock that you will receive in the Exchange Offer electronically transmitted to your brokerage account, you must complete the Form For Delivery Via DWAC attached hereto as Attachment B and send the completed form to the Exchange Agent along with your completed Letter of Transmittal. Please note that if the form is not fully and accurately completed, the shares of Seagate Technology Common Stock that you will receive in the Exchange Offer will be sent to you directly.

   4. Signatures. The signatures on the Letter of Transmittal must correspond with the name(s) as written on the face of the surrendered Seagate Software Common Stock. In the case of joint tenants, all should sign. If the surrendered certificates representing Seagate Software Common Stock are registered in different forms of the name of any person signing the Letter of Transmittal (e.g., John Smith on one certificate and J. Smith on another), it will be necessary for such person either to sign the Letter of Transmittal in each way in which the certificates are registered or to sign as many Letters of Transmittal as there are different registrations. When signing as agent, attorney, administrator, executor, guardian, trustee, or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such. If the surrendered certificates have been transferred or assigned, the Letter of Transmittal should be signed by the transferee or assignee, who should comply with Instruction 5, and not by the transferor.

   5. Issuance of a Seagate Technology Stock Certificate in Different Name. If the Seagate Technology Stock Certificate is to be issued in a name other than as shown as the registered owner of the surrendered certificates (for example, if the stock certificates have been transferred or assigned and the transfer has not been registered on the books of Seagate Software), please complete the Special Issuance Instructions box on the Letter of Transmittal and comply with the following:

     a. Endorsement and Guarantee. The surrendered Seagate Software Common Stock must be properly endorsed (or accompanied by appropriate stock powers properly executed by the registered holder of such certificate(s)) to the person in whose name the Seagate Technology Stock Certificate is to be registered. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) as written upon the face of the Seagate Software Common Stock in every particular way and must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with members in an approved signature guaranty medallion program) pursuant to the Securities and Exchange Commission Rule 17Ad-15.

     b. Transfer Taxes; Legality of Transfer. In the event that any transfer or other taxes become payable by reason of issuance of the Seagate Technology Stock Certificate in any name other than that of the registered holder(s), satisfactory evidence that such tax has been paid, or of exemption therefrom, must be affixed to or accompany the surrendered Seagate Software Common Stock. In the event of any transfer of ownership of Seagate Software Common Stock, Seagate Technology may require as a condition to such transfer and the issuance of Seagate Technology Stock Certificates, an opinion of counsel as to the legality of such transfer and/or such other information concerning the legality of the transfer as Seagate Technology may request.

     c. Correction of, or Change in Name. For a correction of name, or for a change in name which does not involve a change of ownership, proceed as follows: for a change in name by marriage, the surrendered Seagate Software Common Stock should be endorsed, e.g., Mary Doe, now by marriage Mary Jones, with the endorsement signature guaranteed as described in Instruction 3(a). For a correction in name, the surrendered Seagate Software Common Stock should be endorsed, e.g., James E. Brown, incorrectly inscribed as J.E. Brown, with the endorsement signature guaranteed as described in Instruction 5(a).

   6. Supporting Evidence. In case any Letter of Transmittal, Option Exercise and Exchange Notice, Electronic Delivery Form, certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee, or anyone in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there should be submitted with the Letter of Transmittal and surrendered certificates documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer shares. Such documentary evidence of authority must be in form satisfactory to the Exchange Agent.

   7. Form of Seagate Technology Stock Certificate. You will receive only one Seagate Technology Stock Certificate for the shares of Seagate Technology Common Stock to which you are entitled. If you want your shares represented by more than one Seagate Technology Stock Certificate, please make such request in writing and comply with all applicable requirements set forth in the Letter of Transmittal and these instructions.

   8. Consequences of Failure to Return Letter of Transmittal or Failure to Surrender Seagate Software Common Stock Certificates Prior to the Expiration Date. A Seagate Technology Stock Certificate will be sent only to persons who prior to the Expiration Date (as defined in the Offering Circular) deliver the Letter of Transmittal, properly completed and executed, to the Exchange Agent, together with stock certificates representing all of the Seagate Software Common Stock held by such person that they wish to exchange for Seagate Technology Stock and such other documents required by these instructions. Until such Seagate Software Common Stock is properly surrendered, holders of such shares shall not be deemed to have accepted Seagate Technology's Offer to Purchase.

   9. Substitute Form W-9. Each United States stockholder of Seagate Software (Stockholder) is required to provide the Exchange Agent with a correct Taxpayer Identification Number (TIN), generally the Stockholder's social security or federal employer's identification number, on substitute Form W-9. Failure to provide the information on the form may subject you to 31% Federal Income Tax withholding on the cash payment, if any, received in the Exchange Offer and/or a $50 penalty imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

   Certain Stockholders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Stockholder must submit a statement, signed under penalty of perjury, to the Exchange Agent attesting to the individual's exempt status.

   To prevent backup withholding, each U.S. Stockholder is required to notify the Exchange Agent of his or her correct taxpayer identification number by completing the Substitute Form W-9, certifying that the taxpayer identification number provided thereon is correct (or that such Stockholder is awaiting a taxpayer identification number) and that (1) the Stockholder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Stockholder that he or she is no longer subject to backup withholding.

   10. Lost, Destroyed or Stolen Stock Certificates. If certificates representing Seagate Software Common Stock have been lost, destroyed or stolen, please notify the Exchange Agent.

   11. Inquiries. All inquiries with respect to the surrender of Seagate Software Common Stock in exchange for a Seagate Technology Stock Certificate should be made directly to Harris Trust Company of New York at (212) 701-7624 or to Roberta Cohen at Seagate Software at (831) 439-2860.